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                                                                    EXHIBIT 23.4


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to ValliCorp Holdings, Inc. 1996 Auburn 1982 Incentive Continuation Stock Option Plan our report dated January 19, 1996 with respect to the consolidated financial statements of El Capitan Bancshares, Inc. and subsidiary for the year ended December 31, 1995 appearing in the ValliCorp Holdings, Inc.'s Amendment No. 1 on Form 8-K/A dated February 2, 1996.


                                                              Grant Thornton LLP


Stockton, California
September 26, 1996